Exhibit 32

AVISTA CORPORATION

CERTIFICATION OF CORPORATE OFFICERS

(Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002)

Each of the undersigned, Gary G. Ely, Chairman of the Board, President and Chief Executive Officer of Avista Corporation (the “Company”), and Malyn K. Malquist, Senior Vice President, Chief Financial Officer and Treasurer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2005

/s/ Gary G. Ely
Gary G. Ely Chairman of the Board, President and Chief Executive Officer

/s/ Malyn K. Malquist
Malyn K. Malquist Senior Vice President, Chief Financial Officer and Treasurer